UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported): June 26, 2000


                                Netgateway, Inc.
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               (Exact Name of Registrant as Specified in Charter)
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
              Delaware                               000-27941                               87-0591719
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    (State or other jurisdiction            (Commission File Number)                        (IRS Employer
          of incorporation)                                                               Identification No.)


300 Oceangate, 5th Floor, Long Beach, CA                               90802
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:  (562) 506-4600
                                                    -----------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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Item 2.  Acquisition or Disposition of Assets.

     On June 26, 2000, the transactions contemplated by the Agreement and Plan of Merger dated as of March 10, 2000 (the "Merger Agreement") between and among Netgateway, Inc., a Delaware corporation ("Netgateway"), Galaxy Acquisition Corp., a Delaware corporation ("Acquisition") and wholly owned subsidiary of Netgateway and Galaxy Enterprises, Inc., a Nevada corporation ("Galaxy"), were consummated.

     The terms of the Merger Agreement were determined in arms-length negotiations between Netgateway and Galaxy. Pursuant to the Merger Agreement, on June 26, 2000, following the approval of Netgateway's stockholders at a special meeting of stockholders and the approval of Galaxy's stockholder's at a special meeting of stockholders, each of which was held on June 21, 2000, Acquisition merged with and into Galaxy (the "Merger"), with Galaxy continuing as the surviving corporation and becoming a wholly owned subsidiary of Netgateway.

     As a result of the Merger, the holder of each share of Galaxy common stock issued and outstanding at the time of the Merger will receive approximately .63 shares of common stock of Netgateway (an aggregate of approximately 3.9 million shares of Netgateway common stock).

     The terms and conditions of the Merger, details about the consideration to be paid by Netgateway in connection with the Merger and further information in the connection with the Merger are contained in Netgateway and Galaxy's Amendment No. 1 to Registration Statement on Form S-4 as filed by Netgateway and Galaxy with the Securities and Exchange Commission on March 24, 2000 (the "Joint Proxy Statement/Prospectus"). The information related to this transaction that would otherwise be required to be reported under Item 2 is not provided herein pursuant to General Instructions B.3. of Form 8-K inasmuch as substantially the same information required by Item 2 has been "previously reported" (as defined in Rule 12b-2) by Netgateway in connection with the Joint Proxy Statement/Prospectus.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     The financial information that would otherwise be required to be reported under this Item 7 is not provided herein pursuant to General Instructions B.3. of Form 8-K inasmuch as substantially the same information required by Item 7 has been "previously reported" (as defined in Rule 12b-2) by Netgateway in connection with the Joint Proxy Statement/Prospectus.

     (c) Exhibits.
           See Index to Exhibits on page 4.


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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2000                   NETGATEWAY, INC.


                                        By:  /s/ Craig S. Gatarz
                                           ---------------------------
                                             Craig S. Gatarz
                                             General Counsel and Corporate
                                             Secretary


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                                INDEX OF EXHIBITS


     Exhibit No.        Description

         2.1 Agreement and Plan of Merger, dated as of March 10, 2000 among Netgateway Acquisition and Galaxy.(1)

        99.1            Press  release  of  Netgateway  dated  June  27,  2000.*

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(1)  Incorporated  by reference  to Exhibit 10.1 to the Current  Report filed by the Registrant on Form 8-K (Commission File No. 000-27941) dated March 20, 2000.
*    Filed herewith

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